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                          DAWSON JAMES SECURITIES, INC.
                      925 South Federal Highway, 6th Floor
                              Boca Raton, FL 33432

                               September 10, 2005


REIT Americas, Inc.
2640 N. Swan Road, Suite 300
Tucson, AZ 85712
Attention: James Sellers

Mr. Sellers:

        Reference is made to our recent discussions with respect to a proposed private offering of securities (the "Offering") by REIT Amercias, LLC (the "Company") as herein described with gross proceeds up to $500,000.

        Based upon our discussions and the business and financial information and forecasts of the Company, which you have submitted to us, and in reliance upon those representations, we hereby confirm in principle, our interest in helping you raise on a "best efforts" basis a private offering of promissory notes and warrants on the following terms.

        OFFERING. Dawson James Securities, Inc. ("DJS ") will endeavor to sell on the Company's behalf, units (the "Units") consisting of (i) 8% promissory notes in the principal amount of the amount raised (the "Notes "), and (ii) warrants to purchase one share of common stock of the Company for each $1.00 of principal under the Notes, with an exercise price of $.10 per share (the "Warrants"). The Offering will be on a "best efforts" basis for the $500,000 raised. The Offering will be conducted pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and remains subject to our completion of due diligence on the Company and our satisfaction of the results thereof. For purposes of this Offering, DJS agrees not to sell Notes to any one person or entity in excess of $120,000 in an effort to maintain the Company's compliance with provisions of the Internal Revenue Code which prohibit the ownership of more than 50 percent of the shares to be held by five or fewer individuals during the last half of each taxable year. In the event DJS does sell more than $120,000 of Notes to one individual or entity, the Company shall have the right to reject such subscription amount over and above $120,000.

        REGISTRATION. Subsequent to the listing of the Company on a national exchange, the holders of the Units will be provided with piggyback registration rights with respect to the shares of common stock underlying the Warrants.

        FEES. DJS shall be entitled to eight percent (8%) of the total proceeds resulting from the sale of the Units, payable at each closing from escrowed subscription proceeds.

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        NON-ACCOUNTABLE EXPENSE ALLOWANCE. The Company will pay DJS a non-accountable expense allowance in the amount of three percent (3%) of the total proceeds resulting from the sale of the Units, payable at each closing from the subscription proceeds.

        COMPANY EXPENSE. The Company shall bear all costs and expenses incident to the issuance, offer, sale and delivery of the Units. These expenses will include, but not limited to, counsel's fees, blue sky fees, printing costs, travel costs, mailing, courier costs and other expenses incidental to the completion of the Offering.

        RIGHT OF FIRST REFUSAL. The Company will grant to DJS a right of first refusal for a period of twelve (12) months after the final closing of the Offering for any public or private sale of securities of the Company to be made by the Company.

        INFORMATION AVAILABLE. The Company shall promptly make available to DJS all documents, financial reports, news releases, and other information related to the Company's' affairs. One (1) copy of any such documents will be furnished to DJS' counsel. The following shall be included in such documents (i) all articles of incorporation and amendments (ii) bylaws and amendments, (iii) minutes of all the Company's Incorporators, directors, and shareholders' meetings, (iv) all financial statements, (v) correct copies of any material contracts, leases and arrangements to which the Company is a party and (vi) such other documents as shall be requested by DJS' counsel. In addition, the Company shall promptly notify DJS of any event which might have a material effect on the financial condition or business of the Company.

        BLUE SKY LAWS. The Company will use its best efforts to qualify (blue-sky) the securities in such states as may be selected by DJS. The Company shall be responsible for the cost, inclusive of legal and filing fees, of all blue-sky filings.

        ACKNOWLEDGEMENT AND COMPLIANCE. DJS agrees to comply with all laws or rules of any regulatory or government agency regarding real estate investment trusts. To the extent any portion of this agreement is in conflict with laws or regulations of any regulatory or government agency, DJS agrees that this agreement will be automatically modified to be in compliance with such laws or regulations. Specifically, but not as a complete or thorough list of any such rules or regulations governing real estate investment trusts, DJS recognizes that a real estate investment trust must comply with the following provisions of the Internal Revenue Code:

        o       Shares need to be fully transferable

        o       Minimum of 100 shareholders

        o       Pays dividends of at least 90 percent of REIT's taxable income

        o No more than 50 percent of the shares can be held by five or fewer individuals during the last half of each taxable year


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        o       At least 75 percent of total investment assets must be in real estate

        o Derive at least 75 percent of gross income from rents or mortgage interest

        o Have no more than 20 percent of its assets consist of stocks in taxable REIT subsidiaries


        MISCELLANEOUS COVENANTS.

        Anything contained herein to the contrary, it is expressly understood that this document is a letter of intent and that no liability or obligation of any nature whatsoever is intended to be created between any of the parties hereto, except for the obligation of the Company to pay the actual expenses of DJS incurred between the date hereof and the date this letter of intent is terminated, which obligation shall continue notwithstanding any termination of this letter, failure to execute a placement agent agreement, or failure to conduct or close the proposed Offering. This letter does not and is not intended to constitute a binding agreement to consummate the Offering outlined herein, nor an agreement to enter into a placement agent arrangement. The parties propose to proceed promptly and in good faith to conclude arrangements with respect to the proposed Offerings and any legal obligations between the parties shall be only as set forth in the placement agent agreement.

        In the event a placement agent agreement is not executed and the Offering is not consummated, DJS shall not be obligated for any expenses of the Company or for any charges or claims arising out of the proposed offerings.

        This letter shall supersede and replace any and all prior agreements between the parties hereto with respect to the content hereof and shall be construed under the Laws of the State of Florida and shall also be subject to the jurisdiction of the courts of said State.

        This letter may be signed in counterparts, and all of such counterparts shall be considered as a single document.

        If the foregoing is agreeable to you, kindly execute a duplicate copy of this letter and deliver it to the undersigned at the address on the first page hereof.

                                        Respectfully submitted,

                                        Dawson James Securities, Inc.

                                        By: /s/ Robert D. Keyser
                                            ------------------------------------
                                            Name: Robert D. Keyser
                                            Title: Chief Executive Officer


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        The terms of this letter have been accepted and agreed to as of the date first above written.

                                        REIT Americas, Inc.


                                        By:   /s/ F. Dale Markham
                                              ----------------------------------
                                        Name: F. Dale Markham
                                              ----------------------------------
                                        Its:  President
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